UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   3/18/2009

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Each of Floyd H. Ellis and Jerry E. Baker, whose term as a director of Citizens First Corporation (the “Company”) will expire at the 2009 annual meeting of shareholders to he held on May 21, 2009,  has elected to not stand, for re-election at the annual meeting. Both Mr. Ellis and Mr. Baker will become a Director Emeritus of the Company effective as of such date.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

(a) On March 18, 2009, the Board of Directors of the Company adopted an amendment to the Citizens First Corporation Amended and Restated Bylaws.  A copy of the Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3 and incorporated by reference herein. The amendment added a provision to allow directors who have reached the age of 75 and who have served on the Board at least five years, after retirement or resignation from the Board, to be appointed to serve as a Director Emeritus.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 3	Amended and Restated Bylaws of Citizens First Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ Mary D. Cohron Mary D. Cohron
President and Chief Executive Officer

Date: March 23, 2009

                                                                    3